                                                                    EXHIBIT 99.1

                                 [MONSATO LOGO]


                                                       MONSANTO COMPANY
                                                       800 NORTH LINDBERGH BLVD
                                                       ST. LOUIS, MISSOURI 63167

RELEASE    Immediately

CONTACT    Media:  Bryan Hurley  (314-694-8387)
           Investors:  Scarlett Lee Foster (314-694-8148)

           MONSANTO COMPANY REPORTS THIRD-QUARTER 2005 RESULTS


           St. Louis - June 29, 2005


FINANCIAL SUMMARY                           THIRD       THIRD                     NINE        NINE
($ in millions, except per share)          QUARTER     QUARTER           %       MONTHS      MONTHS           %
                                             2005       2004        CHANGE        2005        2004       CHANGE
----------------------------------------------------------------------------------------------------------------

NET SALES                                   $2,042      $1,677         22%       $5,027      $4,198         20%
----------------------------------------------------------------------------------------------------------------
NET INCOME                                     $47        $252       (81)%         $380        $309         23%
----------------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER SHARE                   $0.17       $0.93       (82)%        $1.40       $1.15         22%
----------------------------------------------------------------------------------------------------------------




o Third-quarter sales increased 22 percent, with 12 percent of the growth coming from the addition of revenues from Monsanto's fiscal year 2005 acquisitions and 10 percent from the company's core business. Within the core business, the quarterly sales increase was driven by higher corn and soybean trait revenues in the United States, increased corn seed sales in the United States, increased cotton trait revenues in the United States and India, and higher revenues for Roundup and other glyphosate-based herbicides in the United States. For the first nine months of fiscal year 2005, total sales increased 20 percent, with 14 percent of the sales growth from the core business and the remainder from the addition of revenues from acquisitions. The sales increase in the core business was driven by strong trait revenues, corn seed sales in the United States and the Europe-Africa region, and revenues from Roundup and other glyphosate-based herbicides in Europe and Brazil.

o Reported net income for the quarter was $47 million, which includes the write-off of in-process research and development (R&D) related to the Seminis and Emergent acquisitions of $248 million and income on discontinued operations of $6 million. For the first nine months of 2005, reported net income was $380 million, including the in-process R&D write-off of $248 million related to the Seminis and Emergent acquisitions, a pre-tax charge of $284 million ($181 million aftertax) to establish a reserve associated with the Solutia Inc. bankruptcy proceedings, a tax benefit of $106 million ($86 million in discontinued operations and $20 million in continuing operations) as a result of the loss incurred on the European wheat and barley business, $7 million in after-tax restructuring charges, and income on discontinued operations of $8 million.


                                    - more -

                                                                    EXHIBIT 99.1

COMMENT FROM MONSANTO CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER HUGH
GRANT:

"Our strength in seeds and traits has been proven again this quarter, reflecting the acceleration we're seeing in biotech trait adoption, the increased use of stacked biotech traits, and the growth of our corn seed business. Our acquisitions complement our core business, and the combination not only translates to consistently strong business results, but also gives us a platform for future earnings growth across the company."

THIRD-QUARTER AND NINE-MONTH 2005 PERFORMANCE SUMMARY:

NET SALES in the third quarter increased 22 percent to slightly more than $2 billion, with 12 percent of that growth coming from acquisitions and 10 percent from organic growth of Monsanto's core business. The quarterly sales increase from the core business was driven by higher corn and soybean trait revenues in the United States, increased corn seed sales in the United States, increased cotton trait revenues in the United States and India, and higher sales of Roundup and other glyphosate-based herbicides in the United States.

For the first nine months of 2005, net sales were slightly more than $5 billion, a 20 percent improvement compared with net sales in the same period last year. Organic growth in the core business accounted for 14 percent of the sales growth for the nine-month period, with 6 percent of growth coming from revenues from acquisitions. The drivers for the first nine months of fiscal year 2005 included increases in U.S. trait revenues, increased cotton-trait revenues in Australia and India, increased corn seed sales in the United States and the Europe-Africa region, and the addition of revenues from acquisitions. Additionally, sales of Roundup and other glyphosate-based herbicides were higher for the first nine months of 2005, particularly in Brazil and Europe, which offset decreased sales in the United States for the nine-month period.

NET INCOME AND EARNINGS PER SHARE: Monsanto recorded third-quarter fiscal year 2005 net income of $47 million, or $0.17 per share, compared with net income of $252 million, or $0.93 per share, in the third quarter of fiscal year 2004.

         Items affecting comparability for third quarter of 2005 included:
               o A charge of $(0.91) per share associated with the in-process R&D write-off related to the Seminis and Emergent acquisitions.
               o    $0.02 per share income on discontinued operations.

         Items affecting comparability for third quarter of 2004 included:
               o    Net restructuring charges of $(0.03) per share.
               o $0.10 per share income on discontinued operations and related restructuring charges.

For the company's first nine months of fiscal year 2005, reported net income was $380 million, or $1.40 per share, compared with net income of $309 million, or $1.15 per share, for the same period in 2004.


                                    - more -

                                                                    EXHIBIT 99.1

         Items affecting comparability for the first nine months of fiscal year 2005 included:
               o A charge of $(0.91) per share associated with the in-process R&D write-off related to the Seminis and Emergent acquisitions.
               o A $(0.66) per share charge associated with certain liabilities in connection with the Solutia bankruptcy ("Solutia-related charge").
               o A $0.39 per share tax benefit as a result of the loss incurred on the European wheat and barley business.
               o    Net restructuring charges of $(0.03) per share.
               o    $0.03 per share income on discontinued operations.

          Items affecting comparability for the first nine months of fiscal year 2004 included:
               o Write-off of goodwill associated with the global wheat business of $(0.26) per share.
               o    Net restructuring charges of $(0.21) per share.
               o $0.02 per share income on discontinued operations and related restructuring charges.

OPERATING COSTS: R&D expenses were $409 million for the third quarter, an increase of $281 million compared with those in third-quarter fiscal year 2004, primarily driven by the in-process R&D write-off of $248 million related to the Seminis and Emergent acquisitions. For the first nine months of fiscal year 2005, R&D expenses were $667 million, or $298 million higher than the first nine months of fiscal year 2004. This increase was also driven by the in-process R&D write-off of $248 million related to the Seminis and Emergent acquisitions.

Selling, general and administrative (SG&A) expenses for third quarter 2005 were $352 million, compared with $285 million in the third quarter of 2004. The SG&A expense increase in the third quarter was driven by expenses related to the businesses Monsanto acquired in fiscal year 2005. For the first nine months of fiscal year 2005, SG&A expenses were $911 million, compared to $829 million in the same period in 2004. SG&A as a percent of net sales included the addition of the acquisitions and remained flat at approximately 17 percent for the third quarter compared to the same period in fiscal year 2004. For the first nine months of 2005, SG&A as a percent of net sales also included the effect of the acquisitions and decreased to approximately 18 percent versus approximately 20 percent in the first nine months of fiscal year 2004.

CASH FLOW: Year-to-date 2005 net cash provided by operations was $533 million, compared with $112 million through the first nine months of fiscal year 2004. Net cash provided (required) by investing activities was $(1.4) billion through the first nine months of fiscal year 2005, and $60 million for the same period in 2004. As a result, year-to-date free cash flow represented a use of cash of $(838) million, compared with positive free cash flow of $172 million for the first nine months of fiscal year 2004. The decrease in free cash flow for the first nine months primarily reflects acquisitions made by Monsanto in fiscal year 2005. Additionally, the final structure of the Seminis acquisition and the retirement of debt associated with the transaction resulted in the use of cash of $495 million recorded in financing activities instead of investing activities in the cash flow statement. Free cash flow in fiscal year 2004 was affected by payments of $400 million related to the Solutia PCB litigation settlement. (For a reconciliation of free cash flow, see note 1.)


                                    - more -

                                                                    EXHIBIT 99.1

SEEDS AND GENOMICS SEGMENT DETAIL

NET SALES                                    THIRD       THIRD                     NINE        NINE
($ in millions)                             QUARTER     QUARTER          %        MONTHS      MONTHS          %
                                             2005         2004      CHANGE         2005        2004      CHANGE
----------------------------------------------------------------------------------------------------------------
CORN SEED AND TRAITS                          $431        $298         45%       $1,305        $975         34%
----------------------------------------------------------------------------------------------------------------
SOYBEAN SEED AND TRAITS                       $204        $166         23%         $827        $655         26%
----------------------------------------------------------------------------------------------------------------
VEGETABLE AND FRUIT SEED                       $87           -          NM          $87           -          NM
----------------------------------------------------------------------------------------------------------------
ALL OTHER CROPS SEEDS AND TRAITS              $336        $233         44%         $489        $334         46%
----------------------------------------------------------------------------------------------------------------
TOTAL SEEDS AND GENOMICS                    $1,058        $697         52%       $2,708      $1,964         38%
----------------------------------------------------------------------------------------------------------------

NM= Not Meaningful

The Seeds and Genomics segment consists of the global seeds and related trait business, and genetic technology platforms.

Third-quarter 2005 net sales of roughly $1.1 billion for the Seeds and Genomics segment improved more than 50 percent compared to sales of $697 million recorded in the third quarter of fiscal year 2004. This improvement was largely driven by the fiscal year 2005 acquisitions, increased revenues from corn and soybean trait sales in the United States, increased corn seed sales in the United States, and increased cotton trait revenues in the United States and India.

Additionally, Monsanto completed the acquisitions of Seminis' vegetable and fruit seed business and Emergent Genetics' cotton business in March and April, respectively. As such, the revenues from these businesses are reflected in the Seeds and Genomics segment. Sales from the Emergent Genetics' cotton business have been incorporated into the "All other crops seeds and traits" category. Sales from the Seminis vegetable and fruit business are included in a new category of the Seeds and Genomics segment titled "Vegetable and fruit seed."

For the first nine months of fiscal year 2005, sales for the Seeds and Genomics segment increased by more than one-third to approximately $2.7 billion, driven by the increased revenues in corn seeds and traits, soybean traits, cotton traits, and the inclusion of sales from the companies in Monsanto's American Seeds, Inc. subsidiary, the Seminis vegetable and fruit business, and Emergent's cotton business.

EBIT (net income (loss) before interest and taxes) for the Seeds and Genomics segment was $4 million for the third quarter of fiscal year 2005, compared to $183 million for third quarter 2004. The decrease in EBIT for the quarter was driven by the write-off of $248 million of in-process R&D costs associated with the Seminis and Emergent acquisitions. For the first nine months of fiscal year 2005, EBIT for the segment was $511 million, including the in-process R&D write-off, compared to $332 million for the same period in fiscal year 2004. The improvement in EBIT for the first nine months of 2005 was driven primarily by increased revenue for traits, which reflects increased penetration, pricing flexibility and the value of stacking more than one trait in a single seed. (For a reconciliation of EBIT, see note 1.)

                                    - more -

                                                                    EXHIBIT 99.1

AGRICULTURAL PRODUCTIVITY SEGMENT DETAIL

NET SALES                                    THIRD       THIRD                      NINE       NINE
($ in millions)                            QUARTER     QUARTER           %        MONTHS     MONTHS           %
                                              2005        2004      CHANGE          2005       2004      CHANGE
----------------------------------------------------------------------------------------------------------------
ROUNDUP AND OTHER GLYPHOSATE-                 $628        $600          5%        $1,547     $1,407         10%
BASED HERBICIDES
----------------------------------------------------------------------------------------------------------------
ALL OTHER AGRICULTURAL                        $356        $380        (6)%          $772       $827        (7)%
PRODUCTIVITY PRODUCTS
----------------------------------------------------------------------------------------------------------------
TOTAL AGRICULTURAL PRODUCTIVITY               $984        $980          0%        $2,319     $2,234          4%
----------------------------------------------------------------------------------------------------------------


The Agricultural Productivity segment consists primarily of crop protection products, the lawn-and-garden herbicide products, and the company's animal agricultural businesses.

Net sales in the Agricultural Productivity segment for the quarter were flat compared to the same period in fiscal year 2004. For the quarter, overall sales of branded Roundup and other glyphosate-based herbicides increased 5 percent, driven by increased revenues associated with earlier-than-expected sales, especially in the United States. The increase in sales for Roundup and other glyphosate-based herbicides was offset by a decline in revenues from all other agricultural products.

Compared with the first nine months of fiscal year 2004, the Agricultural Productivity segment recorded an increase in sales of 4 percent in the first nine months of fiscal year 2005, driven by increased revenues for Roundup and other glyphosate-based herbicides. Sales of branded Roundup herbicide were down modestly for the first nine months of the fiscal year as higher sales outside the United States were offset by decreased U.S. sales as a result of a shift in sales to Monsanto's lower-priced branded and non-branded products. Additionally, higher non-branded glyphosate sales also contributed to the overall increase in sales for the first nine months of fiscal year 2005.

EBIT for the Agricultural Productivity segment was $193 million for the third quarter of fiscal year 2005, compared with $163 million for third quarter 2004. The increase in EBIT for the quarter was driven by primarily lower operating expenses. For the first nine months of fiscal year 2005, EBIT for the segment decreased $159 million to $18 million, compared with the first nine months of 2004. The decrease in EBIT for the first nine months of 2005 was driven primarily by the Solutia-related charge of $284 million, which was somewhat offset by lower operating expenses. (For a reconciliation of EBIT, see note 1.)

OUTLOOK COMMENT FROM MONSANTO CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER HUGH GRANT:

"With a strong U.S. agricultural season as a backbone, our results have been very good. While those results are an important record of our performance, they are equally important as an indicator of what we can achieve in 2006 and beyond."

                                    - more -

                                                                    EXHIBIT 99.1

2005 EARNINGS AND FREE CASH FLOW OUTLOOK:

Monsanto's management confirmed the company's EPS guidance for fiscal year 2005, with EPS on an ongoing business basis expected to be in the range of $2.00 to $2.05. The ongoing EPS guidance excludes the write-off of $0.91 per share of in-process R&D related to the Seminis and Emergent acquisitions, the $0.66 per-share Solutia-related charge, the tax benefit of $0.39 per share as a result of the loss incurred on the European wheat and barley business, a $0.03 per-share charge for restructuring, and $0.03 per share income on discontinued operations. On an as-reported basis, Monsanto expects EPS to be in the range of $0.82 to $0.87. (For a reconciliation of ongoing EPS, see note 1.)

For the fourth quarter of fiscal year 2005, Monsanto management expects EPS on an ongoing business basis to be in the range of $(0.55).

Additionally, management confirmed its previous EPS guidance for fiscal years 2006 and 2007, expecting 17 percent growth over the low end of 2005 EPS guidance of $2.00 to $2.05 for fiscal year 2006, and 20 to 25 percent growth in EPS for fiscal year 2007 from the growth expected in fiscal year 2006.

Monsanto also updated free cash flow guidance for fiscal year 2005. The final structure of the Seminis transaction and the retirement of debt associated with the transaction made it necessary for $495 million in debt repayments to be recorded in financing activities instead of investing activities in the cash flow statement. The economics of the Seminis transaction and the cash expected from operations do not change. Therefore, Monsanto expects cash from operations to be $1.2 billion, and net cash required by investing activities to be $1.6 billion. As a result, the company expects free cash flow to be within the range of negative $400 million for the fiscal year as opposed to the negative $900 million previously provided. (For a reconciliation of free cash flow, see note 1.)

OTHER ITEMS OF NOTE:

On June 7, Monsanto Company, Solutia Inc. and the Official Committee of Unsecured Creditors appointed in Solutia's bankruptcy case announced they reached an agreement in principle for a proposal for Solutia's reorganization that, if approved by the Bankruptcy Court and the respective company boards of directors, could result in a confirmed reorganization plan allowing Solutia to exit bankruptcy protection.

On April 18, the European Commission posted its official list of 26 products that have been confirmed as being lawfully on the European Union (EU) market and can continue to be used in processed feed products shipped to the EU. The EU's confirmation included 15 Monsanto products. All of the products listed were "grandfathered" under the EU's new regulations for food and feed, recognizing these products were legally on the market when the new regulations took effect last year.

Other supplemental data to this news release, including slides that accompany the company's financial results conference call and estimated acreage planted with Monsanto's biotech traits in 2005, can also be found in the Financial Reports section under the investor information page of the company's web site at: www.monsanto.com.

Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality.

                                    - more -

                                                                    EXHIBIT 99.1

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION:

Certain statements contained in this release are "forward-looking statements," such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: the company's exposure to various contingencies, including those related to Solutia Inc., litigation, intellectual property, regulatory compliance (including seed quality), environmental contamination and antitrust; successful completion and operation of recent and proposed acquisitions; fluctuations in exchange rates and other developments related to foreign currencies and economies; increased generic and branded competition for the company's Roundup(R) agricultural herbicides; the accuracy of the company's estimates and projections, for example, those with respect to product returns and grower use of the company's products and related distribution inventory levels; the effect of weather conditions and commodity markets on the agriculture business; the success of the company's research and development activities and the speed with which regulatory authorizations and product launches may be achieved; domestic and foreign social, legal and political developments, especially those relating to agricultural products developed through biotechnology; the company's ability to successfully market new and existing products in new and existing domestic and international markets; the company's ability to obtain payment for the products that it sells; the company's ability to achieve and maintain protection for its intellectual property; the company's ability to fund its short-term financing needs; and other risks and factors detailed in the company's filings with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention or obligation to revise or update any forward-looking statements or any of the factors that may affect actual results, whether as a result of new information, future events or otherwise.

Notes to editors: Roundup is a registered trademark owned by Monsanto Company and its wholly owned subsidiaries.

Unless otherwise indicated, references to "Roundup and other glyphosate-based herbicides" exclude all lawn-and-garden herbicide products.


                                      -oOo-



                                    - more -

                                                                    EXHIBIT 99.1

                        MONSANTO COMPANY AND SUBSIDIARIES
                         Selected Financial Information
                 (Dollars in millions, except per share amounts)
                                    Unaudited

CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS                    THREE MONTHS     THREE MONTHS     NINE MONTHS     NINE MONTHS
                                                                     ENDED            ENDED            ENDED           ENDED
                                                                  MAY 31, 2005     MAY 31, 2004    MAY 31, 2005    MAY 31, 2004
---------------------------------------------------------------------------------------------------------------------------------
NET SALES                                                               $2,042           $1,677          $5,027          $4,198
Cost of Goods Sold                                                       1,035              848           2,509           2,165
                                                               ------------------------------------------------------------------
GROSS PROFIT                                                             1,007              829           2,518           2,033
OPERATING EXPENSES:
    Selling, General and Administrative Expenses                           352              285             911             829
    Bad-Debt Expense                                                        15               36              36              76
    Research and Development Expenses                                      155              128             401             369
    Acquired In-Process Research and Development                           254               --             266              --
    Impairment of Goodwill                                                  --               --              --              69
    Restructuring Charges - Net                                             --                9               8              66
                                                               ------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                                   776              458           1,622           1,409
INCOME FROM OPERATIONS                                                     231              371             896             624
Interest Expense - Net                                                      24               21              59              53
Solutia-Related Expenses                                                     7               29             300              43
Other Expense - Net                                                         31               22              73              70
                                                               ------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                      169              299             464             458
Income Tax Provision                                                       128               73             178             155
                                                               ------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS                                           41              226             286             303
DISCONTINUED OPERATIONS:
    Income (Loss) From Operations of Discontinued Businesses                 4               26               6             (2)
    Income Tax Benefit                                                      (2)              --             (88)            (8)
                                                               ------------------------------------------------------------------
INCOME ON DISCONTINUED OPERATIONS                                            6               26              94               6
                                                               ------------------------------------------------------------------
NET INCOME                                                                $ 47            $ 252           $ 380           $ 309
                                                               ==================================================================
EBIT (1)
                                                                          $197            $ 346           $ 529           $ 509
                                                               ==================================================================
BASIC EARNINGS PER SHARE:
Income From Continuing Operations                                       $ 0.16           $ 0.85           $1.08          $ 1.15
Income on Discontinued Operations                                         0.02             0.10            0.35            0.02
                                                               ------------------------------------------------------------------
NET INCOME                                                              $ 0.18           $ 0.95           $1.43          $ 1.17
                                                               ==================================================================

DILUTED EARNINGS PER SHARE:
Income From Continuing Operations                                       $ 0.15           $ 0.83           $1.05          $ 1.13
Income on Discontinued Operations                                         0.02             0.10            0.35            0.02
                                                               ------------------------------------------------------------------
NET INCOME                                                              $ 0.17           $ 0.93           $1.40          $ 1.15
                                                               ==================================================================

WEIGHTED AVERAGE SHARES OUTSTANDING:
     Basic Shares                                                        268.0            265.8           266.4           264.0
     Diluted Shares                                                      273.8            270.7           272.3           268.7




                                    - more -

                                                                    EXHIBIT 99.1
                                      -9-

                        MONSANTO COMPANY AND SUBSIDIARIES
                         Selected Financial Information
                              (Dollars in millions)
                                    Unaudited

CONDENSED STATEMENT OF CONSOLIDATED FINANCIAL POSITION                       AS OF              AS OF
                                                                          MAY 31, 2005      AUG. 31, 2004
----------------------------------------------------------------------- ----------------- ------------------
ASSETS

CURRENT ASSETS:
    Cash and Cash Equivalents                                               $   467             $1,037
    Short-Term Investments                                                       --                300
    Trade Receivables - Net of Allowances of $264 and $250,
       respectively                                                           2,776              1,663
    Miscellaneous Receivables                                                   412                316
    Deferred Tax Assets                                                         388                397
    Inventories                                                               1,683              1,154
    Assets of Discontinued Operations                                            72                 --
    Other Current Assets                                                         64                 64
                                                                        ----------------- ------------------
TOTAL CURRENT ASSETS                                                          5,862              4,931
                                                                        ----------------- ------------------

Property, Plant and Equipment - Net                                           2,367              2,087
Goodwill - Net                                                                1,241                720
Other Intangible Assets - Net                                                 1,189                454
Noncurrent Deferred Tax Assets                                                  515                475
Other Assets                                                                    503                497
                                                                        ----------------- ------------------
TOTAL ASSETS                                                                $11,677             $9,164
                                                                        ================= ==================

LIABILITIES AND SHAREOWNERS' EQUITY

CURRENT LIABILITIES:
    Short-Term Debt                                                         $ 1,412             $  433
    Accounts Payable                                                            392                326
    Income Taxes Payable                                                        343                122
    Accrued Compensation and Benefits                                           201                158
    Accrued Marketing Programs                                                  502                419
    Deferred Revenues                                                            40                 16
    Grower Accruals                                                              22                  1
    Liabilities of Discontinued Operations                                       40                 --
    Miscellaneous Short-Term Accruals                                           592                419
                                                                        ----------------- ------------------
TOTAL CURRENT LIABILITIES                                                     3,544              1,894
                                                                        ----------------- ------------------

Long-Term Debt                                                                1,062              1,075
Postretirement Liabilities                                                      722                687
Solutia-Related Reserve                                                         203                 --
Other Liabilities                                                               301                250
Shareowners' Equity                                                           5,845              5,258
                                                                        ----------------- ------------------
TOTAL LIABILITIES AND SHAREOWNERS' EQUITY                                   $11,677             $9,164
                                                                        ================= ==================

Debt to Capital Ratio:                                                          30%                22%
                                                                        ================= ==================





                                     -more-

                                                                    EXHIBIT 99.1
                                      -10-

                        MONSANTO COMPANY AND SUBSIDIARIES
                         Selected Financial Information
                              (Dollars in millions)
                                    Unaudited

STATEMENT OF CONSOLIDATED CASH FLOWS                                             NINE MONTHS       NINE MONTHS
                                                                                       ENDED             ENDED
                                                                                MAY 31, 2005      MAY 31, 2004
-------------------------------------------------------------------------- ------------------ ----------------

OPERATING ACTIVITIES:
   Net Income                                                                          $380              $309
   Adjustments to reconcile cash provided (required) by operations:
   Items that did not require (provide) cash:
     Depreciation and amortization expense                                              348               340
     Impairment of goodwill                                                              --                69
     Impairment of assets included in discontinued operations                            --                 4
     Bad-debt expense                                                                    36                75
     Noncash restructuring                                                                7                35
     Deferred income taxes                                                              (90)              213
     Gain on disposal of investments and property - net                                  (5)              (13)
     Equity affiliate expense - net                                                      20                26
     Acquired in-process research and development                                       266                --
     Solutia-related charge                                                             284                --
     Other items that did not require cash                                               51                28
   Changes in assets and liabilities that provided (required) cash, net of acquisitions:
     Trade receivables                                                                 (917)             (496)
     Inventories                                                                        (10)               23
     Accounts payable and accrued liabilities                                           156                 8
     PCB litigation settlement insurance proceeds (payments)                              9              (400)
     Solutia-related reserve                                                            (36)               --
     Pension contributions                                                              (60)             (150)
     Tax benefit on employee stock options                                               67                28
     Other Items                                                                         27                13
-------------------------------------------------------------------------- ------------------ ----------------
NET CASH PROVIDED BY OPERATIONS                                                         533               112
-------------------------------------------------------------------------- ------------------ ----------------

CASH FLOWS PROVIDED (REQUIRED) BY INVESTING ACTIVITIES:
   Purchases of short-term investments                                                   --              (250)
   Maturities of short-term investments                                                 300               480
   Acquisitions of businesses, net of cash acquired                                  (1,506)               --
   Technology and other investments                                                     (44)              (46)
   Capital expenditures                                                                (144)             (148)
   Other investment and property disposal proceeds                                       23                24
-------------------------------------------------------------------------- ------------------ ----------------
NET CASH PROVIDED (REQUIRED) BY INVESTING ACTIVITIES                                 (1,371)               60
-------------------------------------------------------------------------- ------------------ ----------------

CASH FLOWS PROVIDED (REQUIRED) BY FINANCING ACTIVITIES:
   Net change in financing with less than 90-day maturities                           1,154               (58)
   Short-term debt proceeds                                                              38                18
   Short-term debt reductions                                                           (18)              (11)
   Long-term debt proceeds                                                               16               113
   Long-term debt reductions                                                           (288)             (111)
   Payments on debt assumed in acquisitions                                            (495)               --
   Payments on other financing                                                           (5)               (4)
   Treasury stock purchases                                                            (149)             (133)
   Stock option exercises                                                               144               163
   Dividend payments                                                                   (129)             (103)
-------------------------------------------------------------------------- ------------------ ----------------
NET CASH PROVIDED (REQUIRED) BY FINANCING ACTIVITIES                                    268              (126)
-------------------------------------------------------------------------- ------------------ ----------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                   (570)               46
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                      1,037               281
-------------------------------------------------------------------------- ------------------ ----------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                             $467              $327
                                                                           ================== ================



                                     -more-

                                                                    EXHIBIT 99.1

                        MONSANTO COMPANY AND SUBSIDIARIES
                         Selected Financial Information
                              (Dollars in millions)
                                    Unaudited


   1. EBIT, ONGOING EPS, AND FREE CASH FLOW: The presentations of EBIT, ongoing EPS and free cash flow are not intended to replace net income
         (loss), cash flows, financial position or comprehensive income (loss), and they are not measures of financial performance as determined in accordance with generally accepted accounting principles (GAAP) in the United States. The following tables reconcile EBIT, ongoing EPS and free cash flow to the respective most directly comparable financial measure calculated in accordance with GAAP.

         RECONCILIATION OF EBIT TO NET INCOME: EBIT is defined as net income
         (loss) before interest and taxes. The following table reconciles EBIT to the most directly comparable financial measure, which is net income.


                                                          THREE MONTHS      THREE MONTHS      NINE MONTHS     NINE MONTHS
TOTAL MONSANTO COMPANY AND SUBSIDIARIES:                         ENDED             ENDED            ENDED           ENDED
                                                          MAY 31, 2005      MAY 31, 2004     MAY 31, 2005    MAY 31, 2004
---------------------------------------------------------------------------------------------------------------------------

EBIT - Seeds and Genomics Segment                                 $  4              $183             $511            $332
EBIT - Agricultural Productivity Segment                           193               163               18             177
                                                        -------------------------------------------------------------------
EBIT - TOTAL MONSANTO COMPANY AND
  SUBSIDIARIES                                                     197               346              529             509
Interest Expense - Net                                              24                21               59              53
Income Tax Provision(1)                                            126                73               90             147
                                                        -------------------------------------------------------------------
NET INCOME                                                        $ 47              $252             $380            $309
                                                        ===================================================================

 (1) Includes the income tax provision from continuing operations and the income tax benefit from discontinued operations.

         RECONCILIATION OF EPS TO ONGOING EPS: Ongoing EPS is calculated excluding certain after-tax items which Monsanto does not consider part of ongoing operations.


                                                  THREE MONTHS     THREE MONTHS     NINE MONTHS      NINE MONTHS
TOTAL MONSANTO COMPANY AND SUBSIDIARIES:              ENDED            ENDED           ENDED            ENDED
                                                  MAY 31, 2005     MAY 31, 2004     MAY 31, 2005    MAY 31, 2004
-----------------------------------------------------------------------------------------------------------------

DILUTED EARNINGS PER SHARE                              $0.17            $0.93           $ 1.40           $1.15
In-Process R&D Write-Off Related to the Seminis
   and Emergent Acquisitions                             0.91               --             0.91              --
Solutia-Related Charge                                    --                --             0.66              --
Tax Benefit on Loss from European
  Wheat and Barley Business                               --               --             (0.39)             --
Restructuring Charges - Net                               --              0.03             0.03            0.21
Income on Discontinued Operations
  and Related  Restructuring                            (0.02)           (0.10)           (0.03)          (0.02)
Impairment of Goodwill                                    --                --               --            0.26
DILUTED EARNINGS PER SHARE FROM ONGOING
  BUSINESS                                              $1.06            $0.86           $ 2.58           $1.60
                                                  ===============================================================






                                     -more-

                                                                    EXHIBIT 99.1

                                                     FISCAL YEAR    FISCAL YEAR    FISCAL YEAR     FOURTH QUARTER
TOTAL MONSANTO COMPANY AND SUBSIDIARIES:                 2007          2006           2005              2005
                                                        TARGET        TARGET         TARGET            TARGET
--------------------------------------------------------------------------------------------------------------------

DILUTED EARNINGS PER SHARE                          $2.81 - $2.93     $2.34      $0.82 - $0.87   $(0.52) - $(0.57)
In-Process R&D Write-Off Related to the
   Seminis and Emergent Acquisitions                      --            --            0.91               --
Solutia-Related Charge                                    --            --            0.66               --
Tax Benefit on Loss from European
   Wheat and Barley Business                              --            --           (0.39)              --
Restructuring Charges - Net                               --            --            0.03               --
Income on Discontinued Operations and
   Related Restructuring                                  --            --           (0.03)              --
                                                    ----------------------------------------------------------------
DILUTED EARNINGS PER SHARE FROM ONGOING             $2.81 - $2.93     $2.34       $2.00 - 2.05   $(0.52) - $(0.57)
   BUSINESS
                                                    ================================================================

   2. RECONCILIATION OF FREE CASH FLOW: Free cash flow represents the total of cash flows from operations and investing activities, as reflected in Monsanto's Statement of Consolidated Cash Flows presented in this release. With respect to the projected free cash flow guidance provided under the caption "2005 Earnings and Free Cash Flow Outlook," Monsanto does not include any estimates or projections of Net Cash Provided (Required) by Financing Activities because in order to prepare any such estimate or projection, Monsanto would need to rely on market factors and conditions that are outside of its control.


                                                                FISCAL YEAR      NINE MONTHS      NINE MONTHS
TOTAL MONSANTO COMPANY AND SUBSIDIARIES:                            2005            ENDED            ENDED
                                                                   TARGET        MAY 31, 2005     MAY 31, 2004
-----------------------------------------------------------------------------------------------------------------

Net Cash Provided by Operations                                   $ 1,200          $   533           $ 112
Net Cash Provided (Required) by Investing Activities               (1,600)          (1,371)             60
                                                              ---------------------------------------------------
   FREE CASH FLOW                                                 $ (400)          $  (838)          $ 172
Net Cash Provided (Required) by Financing Activities                 N/A               268            (126)
                                                              ---------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 N/A           $  (570)          $  46
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                     N/A             1,037             281
                                                              ---------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                           N/A           $   467           $ 327
                                                              ===================================================

   2. RESTRUCTURING: In October 2003, Monsanto announced plans to continue to reduce costs primarily associated with its agricultural chemistry business as that segment matures globally. These plans included: (1) reducing costs associated with the company's Roundup herbicide business; (2) exiting the European breeding and seed business for wheat and barley; and (3) discontinuing the plant-made pharmaceuticals program. In fiscal year 2004, total restructuring charges related to these actions were $105 million aftertax. Additionally, the approved plan included the impairment of goodwill in the global wheat business of $69 million. In fiscal year 2005, the company incurred charges of $8 million pretax ($7 million aftertax) in continuing operations to complete the restructuring actions under this plan. No further actions are planned in 2005 related to this plan.








                                     -more-

                                                                    EXHIBIT 99.1

         Activities related to the restructuring plan items were recorded in the Condensed Statement of Consolidated Operations in the following categories:


                                                           THREE MONTHS     THREE MONTHS    NINE MONTHS         NINE MONTHS
TOTAL MONSANTO COMPANY AND SUBSIDIARIES:                       ENDED           ENDED           ENDED               ENDED
                                                           MAY 31, 2005     MAY 31, 2004    MAY 31, 2005        MAY 31, 2004
-------------------------------------------------------------------------------------------------------------------------------
   Cost of Goods Sold                                         $  --             $ (2)           $  --            $   (19)
   Impairment of Goodwill                                        --               --               --                (69)
   Restructuring Charges - Net(1,2)                              --               (9)              (8)               (66)
                                                          ---------------------------------------------------------------------
Loss From Continuing Operations Before Income Taxes              --              (11)              (8)              (154)
    Income Tax Benefit(3)                                        --                4               21                 28
                                                          ---------------------------------------------------------------------
INCOME (LOSS) FROM CONTINUING OPERATIONS                         --               (7)              13               (126)
   Income (Loss) From Operations of Discontinued
     Businesses(4)                                               --               25               --                 (9)
   Income Tax Benefit                                            --               --               --                 10
                                                          ---------------------------------------------------------------------
INCOME ON DISCONTINUED OPERATIONS                                --               25               --                  1
                                                          ---------------------------------------------------------------------
        NET INCOME (LOSS)                                     $  --             $ 18            $  13            $  (125)
                                                          =====================================================================

   (1) The $8 million of restructuring charges for the nine months ended May 31, 2005, was split by segment as follows: $7 million in the Seeds and Genomics segment and $1 million in the Agricultural Productivity segment.
   (2) The restructuring charges for the three months and nine months ended
       May 31, 2004, were offset by $4 million and $6 million, respectively, in restructuring reversals related to the 2000 plan.
   (3) The $21 million of income tax benefit for the nine months ended May 31, 2005, includes $20 million related to tax losses incurred on the sale of the European wheat and barley business. See below for further discussion.
   (4) The three months and nine months ended May 31, 2004, contain restructuring charges related to discontinued businesses. These restructuring charges were recorded in discontinued operations.

           In first quarter 2005, Monsanto recorded a deferred tax benefit of $106 million, of which $20 million was recorded in continuing operations, and the remaining $86 million was recorded in discontinued operations. The $20 million tax benefit recorded in continuing operations is related to the impairment of goodwill in the global wheat business as part of the fiscal year 2004 restructuring plan and thus is included in the table above. The tax benefit of $86 million recorded in discontinued operations was primarily related to the goodwill impairment loss at the date of adoption of SFAS 142, Goodwill and Other Intangible Assets (SFAS 142), on Jan. 1, 2002, and thus is not reflected in the table above. Upon adoption of SFAS 142, the goodwill impairment was recorded as a cumulative effect of a change in accounting principle, and the impairment for the wheat reporting unit was primarily related to the discontinued European wheat and barley business.

       3. DEPRECIATION AND AMORTIZATION: The following table displays the depreciation and amortization expense by segment for the three months and nine months ended May 31, 2005, and May 31, 2004:


                                                      THREE MONTHS      THREE MONTHS       NINE MONTHS       NINE MONTHS
DEPRECIATION AND AMORTIZATION EXPENSE                    ENDED              ENDED             ENDED             ENDED
                                                      MAY 31, 2005      MAY 31, 2004       MAY 31, 2005      MAY 31, 2004
--------------------------------------------------- ----------------- ------------------ ----------------- -----------------

   Seeds and Genomics(1)                                  $  81             $  64              $209              $198
   Agricultural Productivity                                 46                48               139               142
                                                    ----------------- ------------------ ----------------- -----------------
     Total Monsanto                                       $ 127             $ 112              $348              $340
                                                    ================= ================== ================= =================

   (1) Does not include the $69 million impairment of goodwill in the first nine months of fiscal year 2004.